Independent Auditors' Report

To the Shareholders and Board of Trustees of the American Independence Funds Trust:

We have audited the accompanying statements of assets and liabilities of the American Independence Funds Trust - NestEgg 2010, NestEgg 2020, NestEgg 2030, NestEgg 2040,and NestEgg Capital Preservation Fund (collectively, "the Funds"), including the schedules of portfolio investments, as of October 31, 2003, and the related statements of operations for the year then ended, the statements of changes in net assets and the financial highlights for each of the periods indicated herein. These financial statements and financial highlights are the responsibility of the Funds' management.
Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2003, by correspondence with the custodian and brokers.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the aforementioned Funds as of October 31, 2003, the results of their operations for the year then ended, the changes in their net assets and the financial highlights for each of the periods indicated
 herein, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP
Columbus, Ohio
December 23, 2003